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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-23046 and No.333-34877) and the Registration Statement on Form S-3 (No. 33-60294) of our reports dated February 3, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Security Corporation for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 27, 1998